DOWDUPONT INC.
IMPORTANT NOTICE REGARDING
RESTRICTIONS ON YOUR RIGHTS TO TRADE
DOWDUPONT INC. STOCK DURING A BLACKOUT PERIOD
To:    Directors and Executive Officers of DowDuPont Inc. Who Will Not Transition to Dow
From:    Erik T. Hoover, Assistant Secretary
Date:    March 13, 2019
The purpose of this notice is to inform you that in connection with the expected spin-off (the “Spin”) of Dow Inc. (f/k/a Dow Holdings, Inc.) from DowDuPont Inc. (“DowDuPont”), The Dow Chemical Company Employees’ Savings Plan (the “Plan”) will be entering a blackout period with respect to the DowDuPont Stock Fund, DowDuPont ESOP Stock Fund, DowDuPont (ESOP Heritage Dow) Stock Fund, and DowDuPont (ESOP Heritage UCC) Stock Fund (collectively, the “DowDuPont Stock Funds”) as well as certain corresponding stock funds to be created under the Plan to hold the shares of Dow Inc. stock (“Dow stock”) that will be distributed to the Plan pursuant to the Spin (the “Dow Stock Funds”). The reason for the blackout period is to facilitate the receipt by the Plan of the shares of Dow stock to be distributed with respect to shares of DowDuPont stock pursuant to the Spin and the creation of the Dow Stock Funds. On the last business day prior to the Spin: (a) the DowDuPont Stock Funds will permanently close to new investments, and (b) there will be a limited blackout period during which transactions in the DowDuPont Stock Funds (and, following the Spin, the corresponding Dow Stock Funds as well) will not be permitted. The blackout period is expected to commence at market close on March 29, 2019, which is expected to be the last business day before the Spin, and end two to four business days following the Spin (the actual duration of such period, the “Blackout Period”). During the Blackout Period, participants in the Plan will be unable to engage in any transactions with respect to the DowDuPont Stock Funds or the Dow Stock Funds, including exchanges into or out of those funds, loans from, or partial withdrawals of, any portion of their account balances that are invested in those funds, or final distributions from their Plan accounts if some or all of their account balances under the Plan are invested in those funds.
While it is not clear that the Blackout Period will continue for more than three business days or that it will otherwise constitute a blackout period within the meaning of Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 101 of Securities and Exchange Commission Regulation BTR with respect to directors and executive officers of DowDuPont who will not transition service to Dow Inc. upon the Spin, DowDuPont has determined to treat it as such a blackout period.
Accordingly, regardless of whether you participate in the Plan or are invested in any of the DowDuPont Stock Funds or Dow Stock Funds under the Plan, you are prohibited during the Blackout Period from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity security of DowDuPont acquired in connection with your service as a director or employment as an executive officer of DowDuPont. Transactions covered by this trading prohibition are not limited to those involving your direct ownership, but include any transaction in which you may have a pecuniary interest (e.g., transactions by members of your immediate family who share your household, as well as by certain entities in which you have financial involvement).

Certain transactions are exempt from these trading prohibitions (such as qualified Rule 10b5-1 plan transactions, bona fide gifts, transfers by will or laws of descent and distribution, and sales of stock not acquired in connection with service or employment as a director or executive officer). However, those exemptions are limited. If you hold both covered and non-covered securities, any sale or other transfer of securities by you during the Blackout Period will be treated as a transaction involving covered securities unless you can identify the source of the transferred securities and demonstrate that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

We are providing you with this notice in case doing so is necessary in order to comply with federal securities laws. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.
Key Dates for Prohibition from Trading in DowDuPont Stock and Dow Stock:
The Blackout Period is expected to commence at market close on March 29, 2019, which is expected to be the last business day before the Spin, and end two to four business days following the Spin. You will be notified if an earlier or later start to or extension of the Blackout Period is needed. Inquiries relating to the Blackout Period may be directed to Erik T. Hoover at DowDuPont, Chestnut Run Plaza, 974 Centre Road, Wilmington, Delaware 19805, or by telephone at (302) 774-1000.